EX-99.906 CERT

certification

Himanshu S. Surti, Principal Executive Officer/President/Principal Financial Officer/Treasurer, of Rayliant Funds Trust (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2026, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President/Principal Financial Officer/Treasurer
Rayliant Funds Trust

/s/ Himanshu S. Surti
Himanshu S. Surti

Date:	6/3/2026

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.